Exhibit 99.1

IPG PHOTONICS ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS
Strong Start to the Year on Growing Demand and Continued Focus on Execution of Strategic Initiatives
Managing Costs and Mitigating Tariff Impact on Gross Margin
MARLBOROUGH, Mass. – May 5, 2026 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the first quarter ended March 31, 2026.

	Three Months Ended March 31,
(In millions, except per share data and percentages)	2026	2025	Change
Revenue	$265.5	$227.8	17%
Gross margin	37.5%	39.4%
Operating income (loss)	$(7.7)	$1.8	NM
Operating margin	(2.9)%	0.8%
Net income	$1.6	$3.8	(58)%
Earnings per diluted share	$0.04	$0.09	(56)%
Non-GAAP Measures*
Adjusted gross margin	37.8%	40.0%
Adjusted EBITDA	$35.2	$32.7	8%
Adjusted earnings per diluted share	$0.29	$0.31	(6)%

*Adjusted gross margin, adjusted EBITDA and adjusted earnings per diluted share include non-GAAP adjustments. A reconciliation from GAAP to non-GAAP metrics is provided in this earnings release.
NM - not meaningful.
Management Comments
“I am pleased to share that first-quarter revenue came in above our expectations. The team delivered our second consecutive quarter of double-digit year-over-year revenue growth, driven by disciplined execution of our key strategic initiatives and continued strong demand for our laser solutions,” said Dr. Mark Gitin, Chief Executive Officer of IPG Photonics.
Financial Highlights
Beginning in the first quarter, the Company revised its revenue disaggregation by application into two categories: Industrial Solutions and Advanced Solutions. This structure better reflects the Company's strategic growth initiatives and provides a clearer separation between the Company's industrial and non-industrial businesses, giving better visibility into the distinct performance and growth profiles of each.

	Three Months Ended March 31,
	2026	2025	Change
Sales by Application
Industrial Solutions	$227,590	$188,016	21%
Advanced Solutions	37,907	39,777	(5)%
Total	$265,497	$227,793	17%

Exhibit 99.1
First quarter revenue of $265 million increased 17% year over year, driven by growth in Industrial Solutions. Changes in foreign exchange rates increased revenue growth by approximately 4%. Industrial Solutions sales accounted for 86% of total revenue and increased 21% year over year, driven by growth in welding, cutting, marking, and cleaning applications. Advanced Solutions sales decreased 5% year over year due to lower revenue in micromachining and defense applications, partially offset by increased sales in medical and semiconductor applications. Emerging growth products accounted for 53% of total revenue, consistent with the prior quarter. By region, sales increased 14% in Asia, 27% in North America, and 4% in Europe on a year-over-year basis.
GAAP gross margin of 37.5% and adjusted gross margin of 37.8% decreased year over year due to tariffs and higher product cost, partially offset by lower inventory provisions. Adjusted EBITDA was $35.2 million and adjusted earnings per diluted share (EPS) was $0.29 in the first quarter. During the first quarter, IPG spent $16 million on capital expenditures.
Business Outlook and Financial Guidance
“Our book-to-bill was once again firmly above one in the first quarter, reflecting robust demand for our solutions despite elevated macroeconomic uncertainty. We remain focused on executing on our growth strategy supported by operational excellence and an innovation engine that is unlocking areas of significant additional opportunities. This foundation gives us confidence in our ability to achieve above-market growth and deliver lasting value for our customers and shareholders.” concluded Dr. Gitin.
For the second quarter of 2026, IPG expects revenue of $260 million to $290 million, adjusted gross margin between 37% and 40% and adjusted operating expenses of $92 million to $95 million. IPG anticipates delivering adjusted earnings per diluted share in the range of $0.25 to $0.55 and adjusted EBITDA in the range of $32 million to $48 million.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs and retaliatory tariffs, currency fluctuations and general economic conditions. The current uncertainty related to the trade environment and tariff policies increases the risks to the outlook that we have provided. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports filed with the SEC, and assumes exchange rates relative to the U.S. dollar of euro 0.87, Japanese yen 159 and Chinese yuan 6.92, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and First Quarter 2026 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, May 5, 2026 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to develop innovative laser solutions, making the world a better place. IPG accomplishes this mission by delivering superior performance, reliability, and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. IPG is headquartered in Marlborough, Massachusetts and has more than 30 facilities worldwide. For more information, visit www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to operational excellence, an innovation engine that is unlocking areas of significant additional opportunities, and the ability to achieve above-market growth and deliver lasting value for our customers and shareholders, and statements related to shares repurchases, revenue, adjusted gross margin and operating expenses outlook, adjusted earnings per diluted share and adjusted EBITDA guidance, including the expected impact of tariffs, and the impact of the U.S. dollar on our guidance for the second quarter of 2026. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and tariff policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 23, 2026) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Net sales	$265,497	$227,793
Cost of sales	165,998	137,981
Gross profit	99,499	89,812
Operating expenses:
Sales and marketing	24,534	24,430
Research and development	33,309	28,336
General and administrative	36,092	32,808
Settlement of litigation matters	13,500	—
(Gain) loss on foreign exchange	(200)	2,411
Total operating expenses	107,235	87,985
Operating (loss) income	(7,736)	1,827
Other income, net:
Interest income, net	6,922	7,444
Other income, net	1,833	1,344
Total other income	8,755	8,788
Income before provision for income taxes	1,019	10,615
(Benefit) provision for income taxes	(565)	6,857
Net income	$1,584	$3,758
Net income per common share:
Basic	$0.04	$0.09
Diluted	$0.04	$0.09
Weighted average common shares outstanding:
Basic	42,245	42,605
Diluted	42,912	42,832

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2026	2025
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$480,761	$403,790
Short-term investments	332,144	435,538
Accounts receivable, net	192,437	181,734
Inventories	319,006	313,416
Prepaid income taxes	51,203	43,196
Prepaid expenses and other current assets	57,587	45,766
Total current assets	1,433,138	1,423,440
Long-term investments	70,567	76,533
Deferred income taxes, net	120,934	123,889
Goodwill	70,913	71,735
Intangible assets, net	47,171	49,933
Property, plant and equipment, net	636,242	637,516
Other assets	42,677	41,234
Total assets	$2,421,642	$2,424,280
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,724	$39,288
Accrued expenses and other current liabilities	184,849	184,849
Income taxes payable	7,603	9,900
Total current liabilities	247,176	234,037
Other long-term liabilities and deferred income taxes	58,671	62,113
Total liabilities	305,847	296,150
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 57,281,253 and 42,443,381 shares issued and outstanding, respectively, at March 31, 2026; 56,964,939 and 42,127,067 shares issued and outstanding, respectively, at December 31, 2025.	6	6
Treasury stock, at cost, 14,837,872 shares held at March 31, 2026 and December 31, 2025, respectively.	(1,555,629)	(1,555,629)
Additional paid-in capital	1,075,709	1,077,172
Retained earnings	2,646,548	2,644,964
Accumulated other comprehensive loss	(50,839)	(38,383)
Total stockholders' equity	2,115,795	2,128,130
Total liabilities and stockholders' equity	$2,421,642	$2,424,280

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net income	$1,584	$3,758
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,892	15,341
Provisions for inventory, warranty & bad debt	9,348	11,876
Other	11,425	14,796
Changes in assets and liabilities that (used) provided cash:
Accounts receivable and accounts payable	5,438	1,378
Inventories	(19,417)	(8,967)
Other	(29,733)	(24,737)
Net cash (used in) provided by operating activities	(5,463)	13,445
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(16,311)	(24,818)
Proceeds from sales of property, plant and equipment	812	183
Purchases of investments	(32,870)	(333,009)
Proceeds from maturities of investments	143,538	83,206
Other	77	52
Net cash provided by (used in) investing activities	95,246	(274,386)
Cash flows from financing activities:
Payments for taxes related to net share settlement of equity awards less proceeds from issuance of common stock under employee stock option plans	(11,712)	(5,775)
Purchase of treasury stock net of excise tax, at cost	—	105
Net cash used in financing activities	(11,712)	(5,670)
Effect of changes in exchange rates on cash and cash equivalents	(1,100)	9,617
Net increase (decrease) in cash and cash equivalents	76,971	(256,994)
Cash and cash equivalents — Beginning of period	403,790	620,040
Cash and cash equivalents — End of period	$480,761	$363,046
Supplemental disclosures of cash flow information:
Cash paid for interest	$3	$5
Cash paid for income taxes, net of refunds	$7,689	$10,574

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the Company’s financial performance. These measures should not be considered as a substitute for, or superior to, GAAP financial measures. The following information provides the definition of adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted net earnings per share (EPS), and adjusted tax rate as presented, which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, and an adjusted tax rate as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

We define adjusted gross profit as reported gross profit, adjusted for non-recurring, infrequent, or unusual changes, including acquisition and integration charges and amortization of acquisition-related intangibles.

We define adjusted gross margin as adjusted gross profit divided by total revenue.

We define adjusted operating income as reported income from operations, adjusted for non-recurring, infrequent, or unusual charges, including acquisition and integration charges, amortization of acquisition-related intangibles, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define EBITDA as net income plus interest expense (income), provision for income taxes, depreciation expense, and amortization expense.

We define adjusted EBITDA as EBITDA adjusted for non-recurring, infrequent, or unusual charges, and other adjustments that the Company believes appropriate, including stock-based compensation, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define adjusted net income as reported net income, adjusted for non-recurring, infrequent, or unusual changes, and other adjustments that the Company believes appropriate, including amortization of acquisition-related intangibles, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture, certain discrete tax items and non-GAAP income tax reconciling adjustments.

We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.

We define adjusted tax rate as the GAAP tax rate, adjusted for discrete tax items and the net impact of non-GAAP adjustments.
Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts.

In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below. These non-GAAP measures exclude (i) special inventory provisions, (ii) amortization of acquisition-related intangibles, (iii) restructuring charges, (iv) acquisition and integration costs, (v) goodwill and intangible asset impairments, (vi) long-lived asset impairments and accelerated depreciation of certain long-lived assets,

Exhibit 99.1
(vii) foreign exchange gains/losses, (viii) interest income, (ix) benefit (provision) from income taxes, (x) depreciation, (xi) amortization, (xii) stock-based compensation, (xiii) gain/loss on disposal of assets/divestiture, (xiv) settlement and fees of litigation matters (xv) certain discrete tax items, and (xvi) non-GAAP income tax reconciling adjustments.

We have not provided a quantitative reconciliation of forward-looking Non-GAAP adjusted earnings per diluted share and adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact adjusted earnings per diluted share and adjusted EBITDA. This includes items that have not yet occurred, are out of the Company’s control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Our non-GAAP tax provision for the fiscal first quarter of 2026 is 30%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments.

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP MEASUREMENTS (UNAUDITED)

Reconciliation of Gross Profit to Adjusted Gross Profit, Adjusted Gross Margin

	Three Months Ended March 31,
	2026	2025
	(in thousands, except percentages)
Gross profit	$99,499	$89,812
Gross margin	37.5%	39.4%
Amortization of acquisition-related intangibles	852	1,016
Acquisition and integration charges	—	222
Adjusted gross profit	$100,351	$91,050
Adjusted gross margin	37.8%	40.0%

Reconciliation of Operating income (loss) to Adjusted Operating Income

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Operating (loss) income	$(7,736)	$1,827
Amortization of acquisition-related intangibles	2,089	2,502
Restructuring charges	66	—
Acquisition and integration charges	906	991
Settlement and fees of litigation matters	14,128	—
(Gain) loss on foreign exchange	(200)	2,411
Adjusted operating income	$9,253	$7,731

Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income	$1,584	$3,758
Interest income, net	(6,922)	(7,444)
Provision for income taxes	(565)	6,857
Depreciation	12,747	11,556
Amortization	3,145	3,785
EBITDA	$9,989	$18,512
Stock based compensation	10,341	10,767
Restructuring charges	66	—
Acquisition and integration charges	906	991
Settlement and fees of litigation matters	14,128	—
(Gain) loss on foreign exchange	(200)	2,411
Adjusted EBITDA	$35,230	$32,681

Exhibit 99.1
Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Diluted

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Net income	$1,584	$3,758
Amortization of acquisition-related intangibles	2,089	2,502
Restructuring charges	66	—
Acquisition and integration charges	906	991
Settlement and fees of litigation matters	14,128	—
(Gain) loss on foreign exchange	(200)	2,411
Certain discrete tax items	(1,119)	4,614
Tax impact of non-GAAP adjustments	(4,873)	(1,148)
Adjusted net income	$12,581	$13,128
Adjusted net earnings per diluted share	$0.29	$0.31
Weighted average diluted shares outstanding	42,912	42,832

Reconciliation of GAAP to Non-GAAP Effective Tax Rate

	Three Months Ended March 31,
	2026	2025
Tax rate	(55)%	65%
Discrete tax items	110%	(43)%
Net impact of non-GAAP adjustments	(25)%	(1)%
Adjusted tax rate	30%	21%